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[UNITED AUTO LOGO]

                                                     EXHIBIT 99.1
                                                 Press Release

                                                 United Auto Group, Inc.
                                                 2555 Telegraph Road
                                                 Bloomfield Hills, MI 48302-0954


Contact: Jim Davidson                Phil Hartz                Tony Pordon
         Executive Vice President -  Senior Vice President -   Vice President -
         Finance                     Corporate Communications  Investor Relations

         201-325-3303                248-648-2610              248-648-2540

         jdavidson@unitedauto.com    phartz@unitedauto.com     tony.pordon@unitedauto.com


FOR IMMEDIATE RELEASE


                UNITEDAUTO GROUP TO PARTICIPATE IN RAYMOND JAMES'
                 24TH ANNUAL INSTITUTIONAL INVESTORS CONFERENCE


DETROIT, MI, February 28, 2003 - UnitedAuto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, announced today that Chairman Roger Penske will be a presenter at Raymond James' 24th Annual Institutional Investors Conference in Orlando, Florida. The presentation is scheduled to occur from 7:30 a.m. until 8:00 a.m. Eastern Standard Time on March 3, 2003.

UnitedAuto will simultaneously broadcast the audio portion of this presentation over the Internet. The webcast may be accessed through a link on the UnitedAuto Group website at www.unitedauto.com. To listen to the webcast, participants will need a computer with speakers and Real Player or Windows Media Player software.

UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 129 franchises in the United States and 71 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of after-market automotive products and services.

Statements in this press release may include forward-looking statements. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business, markets, conditions and other uncertainties which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.

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